Exhibit 10.10

AGREEMENT FOR SUBORDINATION OF SECURITY INTEREST AND PAYMENT

OF DEBT

This Agreement for Subordination of Security Interest and Payment of Debt, dated as of November 30, 2011, is made by John A. Martell, an individual (the “Subordinated Creditor”), and BDeWees, Inc., an Ohio corporation and XGen III, Ltd., an Ohio limited liability company (the “Lenders”).

MISCOR Group, Ltd., an Indiana corporation (“MISCOR”) and Magnetech Industrial Services, Inc., an Indiana corporation (“MIS”) (the “Borrowers” and each a “Borrower”) are now indebted to the Lenders on account of loans or the other extensions of credit or financial accommodations from the Lenders to the Borrowers. MISCOR and MIS, jointly and severally, issued two promissory notes, one to each Lender, with each note in the original principal amount of Two Million Dollars ($2,000,000.00) dated November 30, 2007 (together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefore, the “Notes”).

In connection with extending the maturity dates of the Notes, Magnetech and MISCOR each entered into a Loan Extension and Modification Agreement with each of the Lenders, respectively, on or about the date hereof (collectively, the “Modification Agreements”).

One or both of the Borrowers – and the following affiliates of the Borrowers: HK Engine Components, LLC, an Indiana limited liability company ( “Affiliate”) – are now or may hereafter be indebted to the Subordinated Creditor on account of a $1,680,094.60 Amended Promissory Note (Secured) (the “Martell Note”) and other extensions of credit or other financial accommodations from the Subordinated Creditor to such Borrower(s) and/or Affiliate or to any other person under the guaranty or endorsement of either or both Borrowers and/or Affiliate (the “Debt”).

As one of the conditions to granting MISCOR and MIS an extension of time for repayment of the Notes, Lenders required that the Subordinated Creditor subordinate his security interest in certain collateral securing the Debt to the security interest of Lenders in the same collateral, regardless of any priority otherwise available to the Subordinated Creditor by law or agreement. The Subordinated Creditor and the Lenders also agree that they shall not take or accept any payment of the indebtedness represented by the Notes, the Modification Agreements or the Martell Note unless such payment is specifically identified by due dates and amounts (other than for Additional Special Repayments as set forth in Section 4(b) of the Modification Agreements which shall not be subject to due date and amount requirements) in the Notes, the Modification Agreements or the Martell Note, or both the Lenders and the Subordinated Creditor agree in writing to such non-scheduled payment.

ACCORDINGLY, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor and the Lenders hereby agree as follows:

1. Definitions. As used herein, the following terms have the meanings set forth below:

“Collateral” means collectively:

(i) All of MIS’s machinery, equipment, tools and dies, hand tools, motor vehicles, rolling stock, leasehold improvements, furniture, supplies, office equipment, computers and other data processing hardware, improvements, parts and other tangible personal property used or held for use in the operation of MIS (but only that which is located at MIS’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to MIS’s business at its Massillon Site), whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and

(ii) All of MIS’s inventory (but only that which is located at MIS’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to MIS’s business at its Massillon Site), (“Inventory”), now owned and hereafter acquired, including, but not limited to, all raw materials, work-in-process, parts, finished goods, merchandise, and other personal property held for sale or lease or to be furnished under a contract of service for MIS’s own account and all replacements, improvements, substitutions, attachments, accessories, and accessions thereon or thereto; and

(iii) All of MIS’s receivables (but only that which is located at MIS’s Massillon Site or which is used at or in connection with or arises from the operation of or otherwise pertains to MIS’s business at its Massillon Site), (“Receivables”), now existing and hereafter coming into existence, including, but not limited to, accounts, contract rights, chattel paper, notes, drafts, acceptances, and other forms of receivables;

along with:

(i) All accessions, attachments, accessories, tools, parts, replacements of and additions to any of the Collateral described herein, whether added new or later;

(ii) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral definition and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process; and

(iii) All records and data relating to any of the property described in this Collateral definition, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of MIS’s right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

“Lender Indebtedness” means each and every debt, liability and obligation of every type and description which the Borrowers and each of them may now or at any time hereafter owe to either or both of the Lenders, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of any Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

2. Action Concerning Collateral.

(a) Subordinated Creditor subordinates his Lien in the Collateral to the Lien of Lenders regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement. The Lenders shall hold Liens in the Collateral, superior in priority to any lien of the Subordinated Creditor, and any Lien claimed therein (including any proceeds thereof) by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Liens of the Lenders therein for all purposes whatsoever, even though the Lender Indebtedness is subordinated to certain indebtedness of the Borrowers to Wells Fargo Bank, NA.

(b) Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, the Lenders may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to them or either of them with respect to any Borrower or the Collateral.

(c) In no event shall the Lenders be deemed the Subordinated Creditor’s agents with respect to the Collateral.

3. Non-Scheduled Payments. Without the written consent of both the Lenders and the Subordinated Creditor, neither the Lenders nor the Subordinated Creditor shall request, take or accept any payment of principal not specifically identified due dates and amounts (other than for Additional Special Repayments as set forth in Section 4(b) of the Modification Agreements which shall not be subject to due date and amount requirements) under the Notes, the Modification Agreements or the Martell Note. The Borrowers agree that they shall not make any payment to the Lenders or the Subordinated Creditor, other than payments specifically identified to be due under the Notes, the Modification Agreements or the Martell Note, without the written consent of both the Lenders and the Subordinated Creditor. In addition, the Borrowers agree to not make any scheduled special repayments of principal (as scheduled on the date hereof, December 29, 2011 and June 30, 2012) to the Lenders or the Subordinated Creditor, unless such payment is made to all parties simultaneously. Notwithstanding anything to the contrary contained herein, the Borrowers shall be permitted to pay in full all indebtedness represented by the Notes, the Modification Agreements and the Martell Note provided such payment in full is made to all parties simultaneously.

4. Transfer of Subordinated Debt. The Subordinated Creditor is the lawful holder of the Subordinated Debt and has not transferred any interest therein to any other person or entity.

5. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of either Lender to make any future loans or other extensions of credit or financial accommodations to the Borrowers.

6. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by facsimile, in each case addressed to the party to whom notice is being given at its address or facsimile number (as the case may be) as set forth below:

If to the Lender:

BDeWees, Inc.

6424 Selkirk Circle NW

Canton, Ohio 44718

Attn: Bernard L. DeWees

Facsimile No.:330-

XGen III, Ltd.

3029 Prospect Ave

Cleveland, Ohio 44115

Attn: Thomas J. Embrescia

Facsimile No.: 216-

With a copy to:

Day Ketterer Ltd.

Millennium Centre #300

200 Market Avenue, N.

Canton, Ohio 44702

Attn: Daniel A. Minkler

Facsimile No.: 330-455-2633

With a copy to:

Ulmer & Berne LLP

1660 West Second Street

Suite 1100

Cleveland, Ohio 44113

Attn: Thomas W. Ostrowski

Facsimile No.: 216-583-7351

If to the Subordinated Creditor:

John A. Martell

61249 Howell Drive

Cassapolis, Michigan 49031

Facsimile No.:

or at such other address or facsimile number as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by facsimile.

7. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Debt conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Lenders and the Subordinated Creditor.

8. No Waiver. No waiver shall be deemed to be made by the Lenders of any of their rights hereunder unless the same shall be in writing signed on behalf of the Lenders, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Lenders or the obligations of the Subordinated Creditor to the Lenders in any other respect at any time.

9. Binding Effect; Acceptance. This Agreement shall be binding upon the Subordinated Creditor and the Subordinated Creditor’s heirs, legal representatives, and assigns and shall inure to the benefit of the Lenders and their respective participants, successors and assigns, irrespective of whether this or any similar agreement is executed by any other subordinated creditor of any Borrower. Notice of acceptance by the Lenders of this Agreement or of reliance by the Lenders upon this Agreement is hereby waived by the Subordinated Creditor.

10. Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Ohio. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Ohio in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state courts located in Stark County, Ohio, or in the federal court located in Akron, Ohio.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Subordinated Creditor has executed this Subordination Agreement as of the date and year first above-written.

By:
John A. Martell

BDEWEES, INC.

By:
Bernard L. DeWees, President

XGEN III, LTD.

By:
Thomas J. Embrescia, President

ACKNOWLEDGMENT BY BORROWERS AND AFFILIATES

Each of the undersigned, being the Borrowers and Affiliates referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, and (iii) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Debt effected hereby.

MISCOR GROUP, LTD.

By:
Michael P. Moore, President & CEO

MAGNETECH INDUSTRIAL SERVICES, INC.

By:
Michael P. Moore, President & CEO

HK ENGINE COMPONENTS, LLC

By:
Michael P. Moore, President & CEO